            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment dated as of February 6, 2003 by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent") and Olympic Steel, Inc., an Ohio corporation (the "Company").


                                    RECITALS

     A. Company, Agent and Comerica Bank, Fifth Third Bank and Standard Federal Bank N.A. executed that certain Amended and Restated Credit Agreement dated as of December 30, 2002 ("Credit Agreement").

     B. Subsequently Comerica Bank assigned a portion of its interest in the Credit Agreement to Fleet Capital Corporation and KeyBank National Association.

     C. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.

     D. Concurrently herewith, Company will be issuing replacement Revolving Credit Notes, Term Loan A Notes and Term Loan B Notes to Standard Federal Bank N.A., Fifth Third Bank and Bank to reflect adjustments to SCHEDULE 1.2 of the Credit Agreement effective as of December 30, 2002.

     Now therefore, the parties agree as follows:

     1. Fleet Capital Corporation and KeyBank National Association each are named Documentation Agents under the Credit Agreement.

     2. The reference to "January 31, 2003" in Section 7.20(b) of the Credit Agreement is changed to "March 15, 2003."

     3. Section 12.14 of the Credit Agreement is amended to read as follows:

        "12.14 Co-Agent or Other Titles. The Banks identified on the facing page of this Agreement or otherwise herein as Syndication Agent, Cash Management Agent, Documentation Agent or any similar titles, if any, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Banks so identified as Syndication Agent, Cash Management Agent, or Documentation Agent (or having any similar title) shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder."

     4. Schedules 1.2 and 13.6 of the Credit Agreement are amended to read in the form annexed hereto.

     5. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

     6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and
(d) no Default or Event of Default has occurred and is continuing as of the date hereof.

     7. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

     8. This Amended may be signed in counterparts.


                [the rest of this page intentionally left blank]

     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                           OLYMPIC STEEL, INC.
as Agent

By:                                      By:
    -----------------------------------      -----------------------------------

Its:                                     Its:
    -----------------------------------      -----------------------------------


SWING LINE BANK:                         COMERICA BANK

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


ISSUING BANK:                            COMERICA BANK

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


BANKS:                                   COMERICA BANK

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------

                                         STANDARD FEDERAL BANK N.A.

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


                                         FIFTH THIRD BANK

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


                                         FLEET CAPITAL CORPORATION

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


                                         KEYBANK NATIONAL ASSOCIATION

                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------

                                  SCHEDULE 1.2
                           PERCENTAGES AND ALLOCATIONS

-----------------------------------------------------------------------------------------------------
                                                     PERCENTAGES
-----------------------------------------------------------------------------------------------------
    BANK          REVOLVING CREDIT         TERM LOAN A           TERM LOAN B            WEIGHTED
                     PERCENTAGE             PERCENTAGE            PERCENTAGE           PERCENTAGE
                     (ROUNDED)              (ROUNDED)             (ROUNDED)             (ROUNDED)
-----------------------------------------------------------------------------------------------------
Comerica Bank    24.2424242424242%      24.2424242424242%     24.2424242424242%     24.2424242424242%
-----------------------------------------------------------------------------------------------------
  Standard
  Federal        22.7272727272727%      22.7272727272727%     22.7272727272727%     22.7272727272727%
 Bank, N.A.
-----------------------------------------------------------------------------------------------------
Fifth Third      15.1515151515152%      15.1515151515152%     15.1515151515152%     15.1515151515152%
    Bank
-----------------------------------------------------------------------------------------------------
  KeyBank
  National       18.9393939393939%      18.9393939393939%     18.9393939393939%     18.9393939393939%
Association
-----------------------------------------------------------------------------------------------------
   Fleet
  Capital        18.9393939393939%      18.9393939393939%     18.9393939393939%     18.9393939393939%
Corporation
-----------------------------------------------------------------------------------------------------
   Total                100%                   100%                  100%                  100%
-----------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                  ALLOCATIONS
------------------------------------------------------------------------------------------------
    BANK           REVOLVING       TERM LOAN       TERM LOAN         CURRENT          ORIGINAL
                     CREDIT            A                B             TOTAL             TOTAL
------------------------------------------------------------------------------------------------
Comerica Bank    $21,818,181.82   $2,860,606.06   $7,232,323.15   $31,911,111.03     $82,000,000
------------------------------------------------------------------------------------------------
  Standard
  Federal        $20,454,545.45   $2,681,818.18   $6,780,302.95   $29,916,666.56     $30,000,000
 Bank, N.A.
------------------------------------------------------------------------------------------------
 Fifth Third     $13,636,363.64   $1,787,878.79   $4,520,201.97   $19,944,444.39     $20,000,000
    Bank
------------------------------------------------------------------------------------------------
  KeyBank
  National       $17,045,454.55   $2,234,848.48   $5,650,252.46   $24,930,555.49         0
Association
------------------------------------------------------------------------------------------------
   Fleet
  Capital        $17,045.454.55   $2,234,848.48   $5,650,252.46   $24,930,555.49         0
Corporation
------------------------------------------------------------------------------------------------
   Total          $90,000,000      $11,800,000     $29,833,333     $131,633,333     $132,000,000
------------------------------------------------------------------------------------------------

                                  SCHEDULE 13.6
                             INFORMATION FOR NOTICES


To the Company:            Olympic Steel, Inc.
                           5096 Richmond Road
                           Cleveland, Ohio 44146
                           Attn: Michael D. Siegal
                           Richard T. Marabito
                           Telephone: (216) 292-3800
                           Fax: (216) 292-3974

To the Agent:              Comerica Bank
                           500 Woodward Avenue
                           MC 3239
                           Detroit, Michigan 48226
                           Attn: Richard S. Arceci
                           Telephone: (313) 222-0167
                           Fax: (313) 222-7475

To the Banks:              Comerica Bank
                           500 Woodward Avenue
                           MC 3239
                           Detroit, Michigan 48226
                           Attn: Richard S. Arceci
                           Telephone: (313) 222-0167
                           Fax: (313) 222-7475

                           Fifth Third Bank
                           1404 East Ninth Street
                           Cleveland, Ohio 44114
                           Attn: David S. Harnett
                           Telephone: 216-274-5356
                           Fax:216-274-5510

                           Standard Federal Bank N.A.
                           2600 West Big Beaver Road
                           Troy, Michigan 48084
                           Attn: Ronald R. Valentine
                           Telephone: 248-816-4874
                           Fax:248-816-4364


                           Fleet Capital Corporation
                           One South Wacker Drve
                           Suite 1400
                           Chicago, Illinois 60606
                           Attn: Thomas Karlov
                           Telephone: 312-827-4234
                           Fax: 312-332-6537


                           KeyBank National Association
                           12 Public Square
                           Cleveland, Ohio  44114
                           Attn: Tim Kenealy
                           Telephone: 216-689-3608
                           Fax: 216-689-4077